                                                                    Exhibit 99.1

                   ANSOFT CORPORATION FOURTH QUARTER RESULTS -
                             18% INCREASE IN REVENUE

Pittsburgh, Pennsylvania - May 27, 2004 - Ansoft Corporation (NASDAQ: ANST) today announced financial results for its fourth quarter and fiscal year ended April 30, 2004.

Revenue for the fourth quarter totaled $17.8 million, an increase of 18% compared to $15.1 million reported in the previous fiscal year's fourth quarter. Net income for the fourth quarter was $2.8 million, or $0.24 per share, as compared to net income of $2.5 million, or $0.21 per share in the previous fiscal year's fourth quarter.

Revenue for the fiscal year totaled $54.7 million, compared to $47.3 million reported in the previous fiscal year. Net income for the fiscal year was $2.6 million as compared to a net loss of $3.1 million in the previous fiscal year.

"Our revenue growth for the year was 15%," commented Nicholas Csendes, Ansoft's President and CEO. "For the next fiscal year, we expect to see revenue growth of 12% - 15% for the full year as well as increasing profitability."

Ansoft is a leading developer of high-performance electronic design automation
(EDA) software. Engineers use Ansoft software to design state-of-the-art electronic products, such as cellular phones, Internet-access devices, broadband networking components and systems, integrated circuits (ICs), printed circuit boards (PCBs), automotive electronic systems and power electronics. Ansoft markets its products worldwide through its own direct sales force and has comprehensive customer-support and training offices throughout North America, Asia and Europe.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward looking statements involve risks and uncertainties about the Company's business that are detailed from time to time in the Company's SEC reports, including the reports on Form 10-K for the year ended April 30, 2003.

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                       ANSOFT CORPORATION & SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                         Three months ended April 30,  Fiscal year ended April 30,
                                                2004       2003              2004       2003
                                              --------   --------          --------   --------
Revenue
    License                                   $ 12,043   $  9,647          $ 32,301   $ 27,540
    Service and other                            5,718      5,465            22,352     19,779
                                              --------   --------          --------   --------
Total revenue                                   17,761     15,112            54,653     47,319
Costs of revenue
    License                                        225        165               702        683
    Service and other                              349        275             1,155        970
                                              --------   --------          --------   --------
Total cost of revenue                              574        440             1,857      1,653
                                              --------   --------          --------   --------
Gross profit                                    17,187     14,672            52,796     45,666
Operating Expenses
    Sales and marketing                          7,468      6,227            26,930     24,611
    Research and development                     4,289      3,809            15,690     18,588
    General and administrative                   1,043      1,168             4,488      4,284
    Amortization                                   802        857             3,182      3,428
                                              --------   --------          --------   --------
Total operating expenses                        13,602     12,061            50,290     50,911
                                              --------   --------          --------   --------
Income (loss) from operations                    3,585      2,611             2,506     (5,245)
Other income, net                                  190        296               904      1,152
                                              --------   --------          --------   --------
Income (loss) before income taxes                3,775      2,907             3,410     (4,093)
Income tax expense (benefit)                       945        431               854       (970)
                                              --------   --------          --------   --------
Net income (loss)                             $  2,830   $  2,476          $  2,556   $ (3,123)
                                              ========   ========          ========   ========
Net income (loss) per share
    Basic                                     $   0.24   $   0.21          $   0.22   $  (0.26)
                                              ========   ========          ========   ========
    Diluted                                   $   0.21   $   0.20          $   0.19   $  (0.26)
                                              ========   ========          ========   ========
Weighted average shares used in calculation
    Basic                                       11,738     11,715            11,672     11,809
                                              ========   ========          ========   ========
    Diluted                                     13,504     12,488            13,248     11,809
                                              ========   ========          ========   ========

                                    - more -



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                       ANSOFT CORPORATION & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                April 30,   April 30,
                                                  2004        2003
                                                --------    --------
Assets
Current assets
Cash and cash equivalents                       $ 15,218    $  7,173
Accounts receivable, net                          10,179      13,968
Deferred income taxes                                343         310
Prepaid expenses and other assets                    675         842
                                                --------    --------
Total current assets                              26,415      22,293

Equipment and furniture                            3,598       3,829
Marketable securities                             25,502      21,785
Other assets                                         383         436
Deferred income taxes                              5,158       4,909
Goodwill                                           1,239       1,239
Intangible assets                                  5,341       8,663
                                                --------    --------
Total assets                                    $ 67,636    $ 63,154
                                                ========    ========
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses           $  4,015    $  2,449
Deferred revenue                                  11,935      10,879
                                                --------    --------
Total current liabilities                         15,950      13,328

Line of credit                                    10,000      10,000
                                                --------    --------
Total liabilities                                 25,950      23,328

Stockholders' equity

Preferred stock                                       --          --
Common stock                                         129         123
Additional paid-in capital
                                                  58,562      55,522
Treasury stock                                    (9,090)     (3,954)
Other accumulated comprehensive income (loss)        691        (703)
Accumulated deficit                               (8,606)    (11,162)
                                                --------    --------
Total stockholders' equity                        41,686      39,826

 Total liabilities and stockholders' equity     $ 67,636    $ 63,154
                                                ========    ========

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